Exhibit 99.1
Pentair, Inc.
5500 Wayzata Blvd., Suite 800
MInneapolis, MN 55416
763 545 1730 Tel
763 656 5400 Fax
News Release
Pentair Reports Full Year 2009 Net Income Per Share from Continuing Operations of $1.17; Adjusted EPS of $1.47
Company Updates 2010 Full Year Guidance Range to $1.75 to $1.90, an Increase of 19 to 29 Percent Compared to 2009 Adjusted EPS

•	Reports fourth quarter sales of $702 million, down 9 percent year-over-year

•	Announces fourth quarter net income per share from continuing operations (EPS) of 29 cents or 47 cents on an adjusted basis

•	Updates first quarter and full year 2010 EPS guidance
All financial information and period-to-period references are on a continuing operations basis unless otherwise noted. Reconciliations to discontinued operations as well as GAAP and Non-GAAP reconciliations are in the attached financial tables.
MINNEAPOLIS, Minn. — February 2, 2010 — Pentair, Inc. (NYSE: PNR) today announced fourth quarter 2009 net earnings per diluted share from continuing operations (EPS) of $0.29. This represents an increase of 32 percent as compared to the $0.22 of EPS in the fourth quarter last year. Current period results included a negative $0.18 per share impact from restructuring and impairment charges. Adjusting for these items, fourth quarter 2009 EPS was $0.47, compared to adjusted fourth quarter 2009 EPS of $0.41, an increase of 15 percent.
Total company sales decreased 9 percent to $702 million, compared with $768 million in the fourth quarter of 2008. The company delivered fourth quarter operating income of $52 million. On an adjusted basis, the company delivered operating income of $77 million versus $74 million in the year-ago quarter. The company’s adjusted operating income in the current quarter excluded the impact of impairment charges and additional restructuring activities. Overall, adjusted operating margins for the fourth quarter increased 140 basis points to 11 percent. The positive impact on operating margins from productivity and material savings more than offset the negative impact related to lower volumes.
Total company free cash flow was positive $5 million for the quarter, or $30 million excluding a $25 million discretionary pension contribution, which the company paid in December.
“We exited 2009 with a keen sense of achievement as both our fourth quarter operating margins and EPS grew year over year despite a sales decline,” said Randall J. Hogan, Pentair chairman and chief executive officer. “We continue to benefit from tremendous productivity actions and, despite continued year-over-year sales declines, we saw volumes improve sequentially in the fourth quarter in many of our key markets,” he added.
(more)

fourth Quarter Business Highlights
The Water Group delivered $475 million in sales, a 7 percent decline year-over-year. Sales were down 9 percent excluding foreign exchange.
•	Flow Technologies sales were down 3 percent versus the year-ago quarter, as growth in the company’s global municipal market partially offset declines in commercial, industrial and residential markets.

•	Filtration sales were down 9 percent as growth in the company’s food service and residential markets did not overcome commercial and industrial market declines.

•	Global Pool sales were down 13 percent as the prolonged decline in North American residential pool markets persists.
The Water Group’s fourth quarter reported operating income totaled $34 million, up 5 percent as compared to $32 million in the same period last year. In the quarter, the Water Group had $21 million in pre-tax restructuring charges and intangible and asset impairments. Excluding these items, fourth quarter 2009 adjusted operating income was $55 million, up 7 percent versus fourth quarter 2008 adjusted operating income of $52 million, an increase of 140 basis points to 11.6 percent. The benefits from productivity and material savings more than offset the negative impact from volume declines and inflation.
Technical Products delivered fourth quarter 2009 sales of $227 million, a decrease of 12 percent versus the year-earlier period. Sales were down 15 percent excluding the impact of foreign exchange.
•	Global Electrical sales were down 16 percent, as industrial customers continue to reduce capital projects and distributors are maintaining reduced inventory levels.

•	Global Electronic sales were down 7 percent, as growth in Asia markets could not overcome declines in North American and European markets.
Technical Products’ fourth quarter reported operating income totaled $32 million, up 20 percent compared to $27 million in the same quarter last year. Adjusting for a restructuring charge, operating income was $35 million. Adjusted operating margins were 15.3 percent, up 220 basis points versus the fourth quarter 2008. The positive impact of productivity and material savings more than offset the negative impact from volume declines.
“Overall, our fourth quarter results exceeded the expectations we provided in October. While still down year-over-year, sales in the quarter were stronger than originally expected for both Water and Technical Products. That, coupled with our continued solid execution with respect to cost reductions, provides positive momentum as we enter 2010,” said Hogan.
(more)

fiscal year 2009 results
Total company sales of $2.69 billion for fiscal year 2009 decreased 20 percent from $3.35 billion in 2008. For the year, the company reported EPS of $1.17, representing a decrease of 55 percent as compared to the $2.59 of reported EPS in 2008. Full year 2009 results included a negative 27 cents per share impact from restructuring actions and impairment charges and a negative 3 cents per share charge from the early redemption of bonds. Full year 2008 results included a favorable impact of the 86 cents per share gain from the formation of Pentair Residential Filtration, a negative 33 cents per share impact primarily from restructuring actions and impairment charges and a negative 14 cents per share impact from the settlement of the Horizon litigation. Excluding these items in both years, full year 2009 adjusted EPS were $1.47, down 33 percent when compared to full year 2008 adjusted EPS of $2.20.
For the year, Pentair generated $207 million in free cash flow, or $232 million excluding the discretionary pension contribution. Full year 2009 free cash flow represents a conversion of net income of over 160 percent. In 2008, the company generated $164 million in free cash flow.
“Pentair combated the global recession and delivered dependable results in 2009 by significantly reducing our structural costs while maintaining investments in innovation and global growth,” said Hogan. “We generated outstanding free cash flow and recently increased our dividend for the 34th consecutive year. With our Global Business Unit (GBU) structure, leaner manufacturing footprint, new product introductions and improved global distribution capabilities, we will continue to serve our customers in 2010 and expect to improve our performance well into the future.”
Outlook
The company is updating its first quarter 2010 earnings per share guidance to a range of $0.32 to $0.35, an increase of over 60 percent year-over-year over adjusted first quarter 2009 earnings. The company is also updating its full year 2010 EPS guidance range to $1.75 to $1.90, an increase of 19 to 29 percent versus 2009 adjusted EPS. The company expects full year 2010 free cash flow to equal or exceed net income.
“Over the past three years, our water business has dealt with steady declines in its largest market — residential. The past 18 months created new challenges for all our businesses, as the global recession negatively affected each. However, through it all, we maintained growth investments, increased our dividend, lowered our debt levels and dramatically improved our manufacturing and administrative cost structure,” said Hogan. “Thanks to the hard work and resiliency of our 13,000-plus employees, Pentair is in position to benefit from improving markets and withstand new challenges and uncertainties as they arise.”
(more)

Earnings Conference Call
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance and fourth quarter and full year 2009 results and 2010 outlook on a two-way conference call with investors and a live audio webcast at 9 a.m. Eastern today. Reconciliation of non-GAAP financial measures are set forth in the attachments to this fourth quarter 2009 earnings release and in the fourth quarter and full year 2009 earning release conference call presentation, both of which can be found at Pentair’s web site (www.pentair.com). Related financial charts and certain other information to be discussed on the conference call will be available on the company’s website shortly before the conference call. The web cast and presentation will be archived at the same site following the conclusion of the conference call.
Caution concerning forward-looking statements
Any statements made about the company’s anticipated financial results are forward-looking statements subject to risks and uncertainties such as the breadth and severity of the global economic downturn; the strength of housing and related markets; the ability to implement our restructuring and other cost reduction plans successfully and the risk that expected benefits may not be fully realized or may take longer to realize than expected; foreign currency effects; retail, commercial and industrial demand; product introductions; and pricing and other competitive pressures, as well as other risk factors set forth in our SEC filings. Forward-looking statements included herein are made as of the date hereof, and the company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances. Actual results could differ materially from anticipated results.
About Pentair, Inc.
Pentair (www.pentair.com) is a global diversified industrial company headquartered in Minneapolis, Minnesota. Its Water Group is a global leader in providing innovative products and systems used worldwide in the movement, treatment, storage and enjoyment of water. Pentair’s Technical Products Group is a leader in the global enclosures and thermal management markets, designing and manufacturing thermal management products and standard, modified, and custom enclosures that protect sensitive electronics and the people that use them. With 2009 revenues of $2.7 billion, Pentair employs approximately 13,150 people worldwide.
Pentair Contacts:
Todd Gleason
Vice President, Strategic Planning & Investor Relations
Tel.: (763) 656-5570
E-mail: todd.gleason@pentair.com

Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Year ended
	December 31	December 31	December 31	December 31
In thousands, except per-share data	2009	2008	2009	2008

Net sales	$702,251	$767,637	$2,692,468	$3,351,976
Cost of goods sold	489,794	538,144	1,907,333	2,337,426

Gross profit	212,457	229,493	785,135	1,014,550
% of net sales	30.3%	29.9%	29.2%	30.3%
Selling, general and administrative	145,346	169,149	507,303	606,980
% of net sales	20.7%	22.0%	18.8%	18.1%
Research and development	14,619	15,147	57,884	62,450
% of net sales	2.1%	2.0%	2.2%	1.9%
Legal settlement	—	—	—	20,435

Operating income	52,492	45,197	219,948	324,685
% of net sales	7.5%	5.9%	8.2%	9.7%

Other (income) expense:

Gain on sale of interest in subsidiaries	—	—	—	(109,648)
Equity losses of unconsolidated subsidiary	688	608	1,379	3,041
Loss on early extinguishment of debt	—	—	4,804	4,611
Net interest expense	9,790	13,744	41,118	59,435
% of net sales	1.4%	1.8%	1.5%	1.8%
Other	—	106	—	106

Income from continuing operations before income taxes and noncontrolling interest	42,014	30,739	172,647	367,140
% of net sales	6.0%	4.0%	6.4%	11.0%
Provision for income taxes	14,620	9,245	56,428	108,344
Effective tax rate	34.8%	30.1%	32.7%	29.5%

Income from continuing operations	27,394	21,494	116,219	258,796

Loss from discontinued operations, net of tax	—	(2,131)	—	(5,783)

Gain (Loss) on disposal of discontinued operations, net of tax	134	(14,441)	(19)	(21,846)

Net income before noncontrolling interest	27,528	4,922	116,200	231,167

Noncontrolling interest	(1,824)	333	707	2,433

Net income attributable to Pentair, Inc.	$29,352	$4,589	$115,493	$228,734

Net income from continuing operations attributable to Pentair, Inc.	$29,218	$21,161	$115,512	$256,363

Earnings (loss) per common share attributable to Pentair, Inc.
Basic
Continuing operations	$0.30	$0.22	$1.19	$2.62
Discontinued operations	—	(0.17)	—	(0.28)

Basic earnings per common share	$0.30	$0.05	$1.19	$2.34

Diluted
Continuing operations	$0.29	$0.22	$1.17	$2.59
Discontinued operations	—	(0.17)	—	(0.28)

Diluted earnings per common share	$0.29	$0.05	$1.17	$2.31

Weighted average common shares outstanding
Basic	97,667	97,422	97,415	97,887
Diluted	99,226	98,299	98,522	99,068

Cash dividends declared per common share	$0.18	$0.17	$0.72	$0.68

Pentair, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31	December 31
In thousands	2009	2008

Assets
Current assets
Cash and cash equivalents	$33,396	$39,344
Accounts and notes receivable, net	455,090	461,081
Inventories	360,627	417,287
Deferred tax assets	49,609	51,354
Prepaid expenses and other current assets	47,576	63,113

Total current assets	946,298	1,032,179

Property, plant and equipment, net	333,688	343,881

Other assets
Goodwill	2,088,797	2,101,851
Intangibles, net	486,407	515,508
Other	56,144	59,794

Total other assets	2,631,348	2,677,153

Total assets	$3,911,334	$4,053,213

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	$2,205	$—
Current maturities of long-term debt	81	624
Accounts payable	207,661	217,898
Employee compensation and benefits	74,254	90,210
Current pension and post-retirement benefits	8,948	8,890
Accrued product claims and warranties	34,288	41,559
Income taxes	5,659	5,451
Accrued rebates and sales incentives	27,554	28,897
Other current liabilities	85,629	104,975

Total current liabilities	446,279	498,504

Other liabilities
Long-term debt	803,351	953,468
Pension and other retirement compensation	234,948	270,139
Post-retirement medical and other benefits	31,790	34,723
Long-term income taxes payable	26,936	28,139
Deferred tax liabilities	146,630	146,559
Other non-current liabilities	95,060	101,612

Total liabilities	1,784,994	2,033,144

Shareholders’ equity	2,126,340	2,020,069

Total liabilities and shareholders’ equity	$3,911,334	$4,053,213

Days sales in accounts receivable (13 month moving average)	62	57
Days inventory on hand (13 month moving average)	90	79
Days in accounts payable (13 month moving average)	66	59

Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Year ended
	December 31	December 31
In thousands	2009	2008

Operating activities
Net income before noncontrolling interest	$116,200	$231,167
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Loss from discontinued operations	—	5,783
Loss on disposal of discontinued operations	19	21,846
Equity losses of unconsolidated subsidiary	1,379	3,041
Depreciation	64,823	59,673
Amortization	40,657	27,608
Deferred income taxes	30,616	40,754
Stock compensation	17,324	20,572
Excess tax benefits from stock-based compensation	(1,746)	(1,617)
Loss on sale of assets	985	510
Gain on sale of interest in subsidiaries	—	(109,648)
Changes in assets and liabilities, net of effects of business acquisitions and dispositions
Accounts and notes receivable	11,307	(18,247)
Inventories	66,684	(33,311)
Prepaid expenses and other current assets	16,202	(27,394)
Accounts payable	(13,822)	(1,973)
Employee compensation and benefits	(22,431)	(21,919)
Accrued product claims and warranties	(7,440)	(7,286)
Income taxes	1,972	(4,409)
Other current liabilities	(21,081)	8,987
Pension and post-retirement benefits	(39,607)	301
Other assets and liabilities	(2,141)	18,174

Net cash provided by (used for) continuing operations	259,900	212,612
Net cash provided by (used for) operating activities of discontinued operations	(1,531)	(8,397)

Net cash provided by (used for) operating activities	258,369	204,215

Investing activities
Capital expenditures	(54,137)	(53,089)
Proceeds from sale of property and equipment	1,208	4,741
Acquisitions, net of cash acquired or received	—	(2,027)
Divestitures	1,567	37,907
Other	(3,224)	(12)

Net cash provided by (used for) investing activities	(54,586)	(12,480)

Financing activities
Net short-term borrowings (repayments)	1,051	(16,994)
Proceeds from long-term debt	580,000	715,000
Repayment of long-term debt	(729,150)	(805,016)
Debt issuance costs	(50)	(114)
Excess tax benefits from stock-based compensation	1,746	1,617
Proceeds from exercise of stock options	8,247	5,590
Repurchases of common stock	—	(50,000)
Dividends paid	(70,927)	(67,284)

Net cash provided by (used for) financing activities	(209,083)	(217,201)

Effect of exchange rate changes on cash and cash equivalents	(648)	(5,985)

Change in cash and cash equivalents	(5,948)	(31,451)
Cash and cash equivalents, beginning of period	39,344	70,795

Cash and cash equivalents, end of period	$33,396	$39,344

Free cash flow

Net cash provided by (used for) continuing operations	$259,900	$212,612
Capital expenditures	(54,137)	(53,089)
Proceeds from sale of property and equipment	1,208	4,741

Free cash flow	$206,971	$164,264

Pentair, Inc. and Subsidiaries
Supplemental Financial Information by Reportable Business Segment (Unaudited)

	First Qtr	Second Qtr	Third Qtr	Fourth Qtr	Year
In thousands	2009	2009	2009	2009	2009

Net sales to external customers
Water	$423,932	$486,990	$461,570	$475,272	$1,847,764
Technical Products	209,908	206,722	201,095	226,979	844,704

Consolidated	$633,840	$693,712	$662,665	$702,251	$2,692,468

Intersegment sales
Water	$289	$198	$284	$510	$1,281
Technical Products	233	600	544	834	2,211
Other	(522)	(798)	(828)	(1,344)	(3,492)

Consolidated	$—	$—	$—	$—	$—

Operating income (loss)
Water	$26,976	$49,781	$53,085	$33,903	$163,745
Technical Products	20,462	23,578	24,356	31,959	100,355
Other	(10,224)	(9,799)	(10,759)	(13,370)	(44,152)

Consolidated	$37,214	$63,560	$66,682	$52,492	$219,948

Operating income as a percent of net sales
Water	6.4%	10.2%	11.5%	7.1%	8.9%
Technical Products	9.7%	11.4%	12.1%	14.1%	11.9%
Consolidated	5.9%	9.2%	10.1%	7.5%	8.2%

	First Qtr	Second Qtr	Third Qtr	Fourth Qtr	Year
In thousands	2008	2008	2008	2008	2008

Net sales to external customers
Water	$544,686	$594,118	$557,976	$509,362	$2,206,142
Technical Products	285,460	304,260	297,839	258,275	1,145,834

Consolidated	$830,146	$898,378	$855,815	$767,637	$3,351,976

Intersegment sales
Water	$372	$139	$305	$228	$1,044
Technical Products	1,138	1,034	765	1,081	4,018
Other	(1,510)	(1,173)	(1,070)	(1,309)	(5,062)

Consolidated	$—	$—	$—	$—	$—

Operating income (loss)
Water	$65,035	$59,475	$49,684	$32,163	$206,357
Technical Products	45,337	49,732	47,585	26,661	169,315
Other	(13,045)	(12,660)	(11,655)	(13,627)	(50,987)

Consolidated	$97,327	$96,547	$85,614	$45,197	$324,685

Operating income as a percent of net sales
Water	11.9%	10.0%	8.9%	6.3%	9.4%
Technical Products	15.9%	16.3%	16.0%	10.3%	14.8%
Consolidated	11.7%	10.7%	10.0%	5.9%	9.7%

Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2009 to the “Adjusted” non-GAAP excluding the effect of 2009 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands, except per-share data	2009	2009	2009	2009	2009

Net sales	$633,840	$693,712	$662,665	$702,251	$2,692,468

Operating income — as reported	37,214	63,560	66,682	52,492	219,948
% of net sales	5.9%	9.2%	10.1%	7.5%	8.2%
Adjustments:
Restructuring and asset impairment	2,824	2,944	7,295	24,881	37,944

Operating income — as adjusted	40,038	66,504	73,977	77,373	257,892
% of net sales	6.3%	9.6%	11.2%	11.0%	9.6%

Net income from continuing operations attributable to Pentair, Inc. — as reported	17,255	32,006	37,033	29,218	115,512
Adjustments — tax affected
Restructuring and asset impairment, net of minority interest	1,864	1,943	4,815	17,549	26,171
Bond tender	—	3,171	—	—	3,171

Net income from continuing operations attributable to Pentair, Inc. — as adjusted	19,119	37,120	41,848	46,767	144,854

Continuing earnings per common share attributable to Pentair, Inc. — diluted
Diluted earnings per common share — as reported	$0.18	$0.33	$0.38	$0.29	$1.17
Adjustments	0.02	0.05	0.04	0.18	0.30

Diluted earnings per common share — as adjusted	$0.20	$0.38	$0.42	$0.47	$1.47

Weighted average common shares outstanding — Diluted	97,966	98,422	98,641	99,226	98,522
Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2008 to the “Adjusted” non-GAAP excluding the effect of 2008 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands, except per-share data	2008	2008	2008	2008	2008

Net sales	$830,146	$898,378	$855,815	$767,637	$3,351,976

Operating income — as reported	97,327	96,547	85,614	45,197	324,685
% of net sales	11.7%	10.7%	10.0%	5.9%	9.7%
Adjustments:
Restructuring and asset impairment	—	2,586	15,207	28,377	46,170
Horizon settlement	—	20,435	—	—	20,435

Operating income — as adjusted	97,327	119,568	100,821	73,574	391,290
% of net sales	11.7%	13.3%	11.8%	9.6%	11.7%

Net income from continuing operations attributable to Pentair, Inc. — as reported	52,463	139,837	42,902	21,161	256,363
Adjustments — tax affected
Restructuring and asset impairment	—	1,707	10,037	18,729	30,473
Horizon settlement	—	13,487	—	—	13,487
Gain on PRF transaction	—	(85,832)	—	—	(85,832)
Bond tender	—	—	3,043	—	3,043

Net income from continuing operations attributable to Pentair, Inc. — as adjusted	52,463	69,199	55,982	39,890	217,534

Continuing earnings per common share attributable to Pentair, Inc. — diluted
Diluted earnings per common share — as reported	$0.53	$1.41	$0.43	$0.22	$2.59
Adjustments	—	(0.71)	0.13	0.19	(0.39)

Diluted earnings per common share — as adjusted	$0.53	$0.70	$0.56	$0.41	$2.20

Weighted average common shares outstanding — Diluted	99,558	99,509	99,319	98,299	99,068

Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2009 to the “Adjusted” non-GAAP excluding the effect of 2009 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands	2009	2009	2009	2009	2009

Water
Net sales	$423,932	$486,990	$461,570	$475,272	$1,847,764

Operating income — as reported	26,976	49,781	53,085	33,903	163,745
% of net sales	6.4%	10.2%	11.5%	7.1%	8.9%
Adjustments — restructuring and asset impairment	1,464	1,460	2,639	21,336	26,899

Operating income — as adjusted	28,440	51,241	55,724	55,239	190,644
% of net sales	6.7%	10.5%	12.1%	11.6%	10.3%

Technical Products
Net sales	$209,908	$206,722	$201,095	$226,979	$844,704

Operating income — as reported	20,462	23,578	24,356	31,959	100,355
% of net sales	9.7%	11.4%	12.1%	14.1%	11.9%
Adjustments — restructuring and asset impairment	792	1,139	4,557	2,729	9,217

Operating income — as adjusted	21,254	24,717	28,913	34,688	109,572
% of net sales	10.1%	12.0%	14.4%	15.3%	13.0%
Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2008 to the “Adjusted” non-GAAP excluding the effect of 2008 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands	2008	2008	2008	2008	2008

Water
Net sales	$544,686	$594,118	$557,976	$509,362	$2,206,142

Operating income — as reported	65,035	59,475	49,684	32,163	206,357
% of net sales	11.9%	10.0%	8.9%	6.3%	9.4%
Adjustments
Restructuring and asset impairment	—	2,157	13,438	19,628	35,223
Horizon settlement	—	20,435	—	—	20,435

Operating income — as adjusted	65,035	82,067	63,122	51,791	262,015
% of net sales	11.9%	13.8%	11.3%	10.2%	11.9%

Technical Products
Net sales	$285,460	$304,260	$297,839	$258,275	$1,145,834

Operating income — as reported	45,337	49,732	47,585	26,661	169,315
% of net sales	15.9%	16.3%	16.0%	10.3%	14.8%
Adjustments — restructuring and asset impairment	—	429	633	7,209	8,271

Operating income — as adjusted	45,337	50,161	48,218	33,870	177,586
% of net sales	15.9%	16.4%	16.2%	13.1%	15.5%